As filed with the Securities and Exchange Commission on December 9, 2005

Registration No.         -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Marina Boulevard, #28-00

Singapore 018989

(65) 6890 7188

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Marks

Chief Executive Officer

Flextronics International Ltd.

One Marina Boulevard, #28-00

Singapore 018989

(65) 6890-7188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey N. Ostrager, Esq.

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, New York 10178

(212) 696-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value S$0.01 per share	1,853,659	$10.69(1)	$19,815,615(1)	$2,120.27

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Ordinary Shares, par value S$0.01 per share, as reported on the Nasdaq National Market on December 7, 2005.

PROSPECTUS

FLEXTRONICS INTERNATIONAL LTD.

Up to 1,853,659 Ordinary Shares, S$0.01 par value

This prospectus relates to resales of up to 1,853,659 ordinary shares by the selling shareholders identified in this prospectus under “Selling Shareholders.” These ordinary shares were acquired by the selling shareholders from us in December 2005 under an agreement, which we refer to in this prospectus as the “selling shareholders agreement,” relating to our prior acquisition of Multek Flexible Circuits, Inc. (f/k/a Northfield Acquisition Co.).

Any or all of these ordinary shares may be offered and sold from time to time by the selling shareholders, or by their permitted pledges, donees, assignees, transferees or other successors-in-interest who may later hold any of the selling shareholders’ interests identified in this prospectus under “Selling Shareholders”. The selling shareholders may sell any or all of these ordinary shares on the Nasdaq National Market, in the over-the-counter market or otherwise, in connection with the writing of exchange-traded call options, in negotiated transactions or otherwise, and these sales may be at prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices, which may be changed. The selling shareholders may sell the ordinary shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling shareholders, and this compensation might be in excess of the compensation customary in the type of transaction involved. See “Plan of Distribution.”

We will not receive any proceeds from the sales of these ordinary shares by the selling shareholders. The selling shareholders will receive all proceeds from these sales.

Our ordinary shares are quoted on The NASDAQ Stock Market® under the symbol “FLEX.” On December 8, 2005, the closing sale price of our ordinary shares was $10.55 per share.

Investing in our ordinary shares involves a high degree of risk. Please carefully consider the risk factors incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, as the same may be updated or supplemented by our future filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2005.

You should rely only on the information contained in or incorporated by reference into this prospectus. No person is authorized to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus. If such information is given or those representations are made, you may not rely on that information or representations as having been authorized by us. You may not imply from the delivery of this prospectus, nor from a sale made under this prospectus, that our affairs are unchanged since the date of this prospectus. This prospectus may only be used where it is legal to sell the securities.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “could” and similar expressions identify these forward-looking statements. These forward-looking statements are contained principally under “Summary” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as the same may be updated or supplemented by our future filings with the SEC under the Exchange Act. Because these forward-looking statements are also subject to risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements are those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as the same may be updated or supplemented by our future filings with the SEC under the Exchange Act. See “Incorporation of Certain Documents by Reference.”

These forward-looking statements are based on current expectations as of the date of this prospectus. We undertake no obligation (other than as required by law) to update or revise these forward-looking statements to reflect subsequent events or circumstances.

SUMMARY

The following summary may not contain all the information that may be important to you. You should read the entire prospectus, including the information incorporated by reference into this prospectus, before making an investment decision. When used in this prospectus, the terms “Flextronics,” “we,” “our” and “us” refer to Flextronics International Ltd. and its subsidiaries, unless the context requires otherwise. In this prospectus, references to “$” are to United States dollars and references to “S$” are to Singapore dollars.

Flextronics

We are a leading provider of advanced electronics manufacturing services (EMS) to original equipment manufacturers (OEMs) in the following industries:

•	handheld devices, with products such as cellular phones and personal digital assistants;

•	computer and office automation, with products such as copiers, scanners, graphics cards, desktop and notebook computers, and peripheral devices such as printers and projectors;

•	communications infrastructure, with products such as equipment for optical networks, wireless base stations, access/edge routers and switches, and broadband access equipment;

•	consumer devices, with products such as set-top boxes, home entertainment equipment, cameras and home appliances;

•	information technology infrastructure, with products such as servers, workstations, storage systems, mainframes, hubs and routers; and

•	a variety of other industries, including the industrial, automotive and medical industries.

We are one of the world’s largest EMS providers, with revenues of $15.9 billion in fiscal year 2005. As of September 30, 2005, our total manufacturing capacity was approximately 13.3 million square feet in over 30 countries across five continents. We have established an extensive network of manufacturing facilities in the world’s major electronics markets (Asia, Europe and the Americas) in order to serve the growing outsourcing needs of both multinational and regional OEMs. In fiscal year 2005, our net sales in the Americas, Europe, and Asia represented 17%, 35% and 48% of our total net sales, respectively. For the six-month period ended September 30, 2005, our net sales in the Americas, Europe, and Asia represented 22%, 24% and 54% of our total net sales, respectively.

We provide a full range of vertically-integrated global supply chain services through which we design, build, and ship a complete packaged product for our OEM customers. Our OEM customers leverage our services to meet their product requirements throughout their products’ entire product life cycle. The following is a summary list of our vertically-integrated service offerings, which are described in greater detail in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005:

•	Design Services;

•	Printed Circuit Board and Flexible Circuit Fabrication;

•	Systems Assembly and Manufacturing;

•	Logistics; and

•	After-Market Services.

We believe that the combination of our extensive design and engineering services, global presence, vertically integrated end-to-end services, advanced supply chain management and operational track record provide us with a competitive advantage in the market for designing and manufacturing electronic products for leading multinational OEMs. Through these services and facilities, we simplify the global product development process and provide meaningful time and cost savings for our OEM customers.

Our customers include industry leaders such as: Casio Computer Co., Ltd.; Dell Computer Corporation; Ericsson Telecom AB; Hewlett-Packard Company; Microsoft Corporation; Motorola, Inc.; Nortel Networks Limited; Sony-Ericsson; Telia Companies; and Xerox Corporation.

Our principal executive offices are located at One Marina Boulevard, #28-00, Singapore 018989. Our telephone number is (65) 6890-7188.

Registration Rights Agreement

In connection with the selling shareholders agreement, we entered into a registration rights agreement, under which we have agreed to file with the SEC a registration statement, of which this prospectus forms a part, for the resale of the ordinary shares offered under this prospectus. We have agreed to use all reasonable efforts to keep the registration statement effective until the earlier of:

•	December 7, 2007; or

•	the date when all of the ordinary shares covered by this prospectus have been sold or may be sold within a period of three months pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

We are obligated to file only one registration statement under the registration rights agreement.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risk factors incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, as the same may be updated or supplemented by our future filings with the SEC under the Exchange Act. See “Incorporation of Certain Documents by Reference.” If any of these risk factors materialize, our operating results and financial condition could be adversely affected.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore, or Singapore Companies Act. Some of our officers reside outside the United States. A substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sales of these ordinary shares by the selling shareholders. The selling shareholders will receive all proceeds from these sales.

SELLING SHAREHOLDERS

When we refer to “selling shareholders” in this prospectus, we mean those persons identified in the table below, as well as their permitted pledgees, donees, assignees, transferees, or other successors-in-interest who may later hold any of the selling shareholders’ interests identified in the table below. The selling shareholders, including any of their permitted pledgees, donees, assignees, transferees or other successors-in-interest, may from time to time offer and sell under this prospectus any or all of the ordinary shares covered by this prospectus.

All of the ordinary shares that may be offered and sold under this prospectus were acquired by the selling shareholders from us in December 2005 under an agreement, which we refer to in this prospectus as the “selling shareholders agreement,” relating to our prior acquisition of Multek Flexible Circuits, Inc. (f/k/a Northfield Acquisition Co.).

Because the selling shareholders are not obligated to sell their ordinary shares and may also acquire our publicly-traded ordinary shares, we cannot estimate how many ordinary shares each selling shareholder will own after this offering. Based on representations made to us by each selling shareholder identified in the table below, none of such selling shareholders nor any of its affiliates, directors or principal equity holders, has held any position or office or has held any other material relationship with us or any of our affiliates during the past three years.

Selling Shareholder	Number of Ordinary Shares Owned Prior to the Offering	Percentage of Ordinary Shares Outstanding Owned Prior to the Offering	Number of Ordinary Shares Offered Hereby (1)	Number of Ordinary Shares Owned After Completion of the Offering (1)(2)
Morgenthaler Venture Partners V, L.P. (3)(4)	—	—	1,193,094	—
Morgenthaler Partners VII, L.P. (3)(4)	—	—	660,565	—

Total	—	—	1,853,659	—

(1)	Our registration of these ordinary shares does not necessarily mean that the selling shareholders identified in this prospectus will sell any or all of such ordinary shares.

(2)	Assumes all of such ordinary shares are sold in this offering.

(3)	This selling shareholder has advised that neither any natural person nor any board or committee has voting or investment power over the ordinary shares held by this selling shareholder and covered by this prospectus.

(4)	This selling shareholder has advised that it is neither a broker-dealer nor an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

We are registering the ordinary shares covered by this prospectus on behalf of the selling shareholders identified in this prospectus under “Selling Shareholders”, including their permitted pledgees, donees, assignees, transferees, or other successors-in-interest. All of the ordinary shares that may be offered and sold under this prospectus were acquired by the selling shareholders from us in December 2005 under the selling shareholders agreement.

To our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the sale of these ordinary shares.

The selling shareholders may sell any or all of these ordinary shares from time to time through underwriters, dealers, brokers or other agents or directly to one or more purchasers. The selling shareholders may sell any or all of these ordinary shares on the Nasdaq National Market, in the over-the-counter market or otherwise, in negotiated transactions or otherwise, and these sales may be at prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices, which may be changed. The selling shareholders may offer and sell any or all of their ordinary shares through:

•	a block trade in which a broker-dealer or other person may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and a subsequent resale by the broker-dealer for its account;

•	pledges of ordinary shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged ordinary shares; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, selling shareholders may enter into option, derivative or hedging transactions with respect to the ordinary shares, and any related offers or sales of ordinary shares may be made pursuant to this prospectus. For example, the selling shareholders may:

•	enter into transactions involving short sales of the ordinary shares by broker-dealers in the course of hedging the positions they assume with selling shareholders;

•	sell shares short themselves and deliver the ordinary shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the ordinary shares, or which they settle through delivery of the ordinary shares;

•	enter into option transactions or other types of transactions that require the selling shareholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the ordinary shares under this prospectus; or

•	lend the ordinary shares to a broker, dealer or other financial institution, which may sell the lent ordinary shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of ordinary shares offered hereby, and such broker, dealer or other financial institution may resell such ordinary shares pursuant to this prospectus. Selling shareholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and comply with the requirements of that rule.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholders (and, if they act as agent for the purchaser of the ordinary shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

The selling shareholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither Flextronics nor the selling shareholders can presently estimate the amount of such compensation.

We will pay substantially all of the expenses incident to this offering of the ordinary shares by the selling shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act, in connection with the offer and sale of the ordinary shares, and the selling shareholders may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

If required, the names of additional selling shareholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement pursuant to Rule 424(b) under the Securities Act in a report under the Exchange Act incorporated by reference into this prospectus, or in a post-effective amendment to the registration statement of which this prospectus forms a part.

In order to comply with certain states’ securities laws, if applicable, the ordinary shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the ordinary shares may not be sold unless the ordinary shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling shareholder.

Our ordinary shares are listed on the Nasdaq National Market under the symbol “FLEX.”

DESCRIPTION OF ORDINARY SHARES

The following statements are brief summaries of our capital structure and important rights and privileges of shareholders conferred by the laws of Singapore and our Articles of Association. These statements summarize the material provisions of the laws of Singapore and our Articles of Association but are qualified in their entirety by reference to our Articles of Association, a copy of which has been filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 and which is available at our principal U.S. executive offices located at 2090 Fortune Drive, San Jose, California, 95131, U.S.A. A copy of our Articles of Association is also available for inspection at our registered office in Singapore.

Ordinary Shares

Our authorized share capital consists of 1,500,000,000 ordinary shares, par value S$0.01 per share. There is a provision in our Articles of Association to enable us in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as our directors may determine, subject to the provisions of the Singapore Companies Act and our Articles of Association. The directors may issue shares at a premium and a sum equal to the aggregate amount or value of the premiums will be transferred to a share premium account. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. All shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares.

New Shares

Under Singapore law, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

•	the conclusion of the next annual general meeting; or

•	the expiration of the period within which the next annual general meeting is required by law to be held.

The shareholders have provided such general authority to issue new shares until our 2006 Annual General Meeting. Subject to this and the provisions of the Singapore Companies Act and our Articles of Association, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Shareholders

Only persons who are registered in our books are recognized as shareholders and absolute owners of the ordinary shares. We may, on giving not less than fourteen days’ notice, close the register of members for any time or times, but the register may not be closed for more than thirty days in any calendar year. Closure is normally made for the purpose of determining shareholders’ entitlement to receive dividends and other distributions and would, in the usual case, not exceed ten days.

Transfer of Ordinary Shares

Subject to applicable securities laws and our Articles of Association, our ordinary shares are freely transferable. The directors may decline to register any transfer of ordinary shares on which we have a lien and, for shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve. Shares may be transferred by a duly signed instrument of transfer in a form approved by the directors. The directors may decline to register any transfer unless, among other things, it has been duly stamped and is presented for registration together with the share certificate and other evidence of title as they may require. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require.

Re-election of Directors

Under Article 95 of our Articles of Association, at each annual general meeting, at least one-third of the directors, or, if their number is not a multiple of three, then the number nearest to but not less than one-third of the directors, are required to retire from office. The directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring directors are eligible for re-election.

Shareholders’ Meetings

We are required to hold an annual general meeting in each year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders representing not less than one-tenth of the total voting rights of all shareholders. In addition, two or more shareholders holding not less than one-tenth of our issued share capital may call a meeting of our shareholders.

Unless otherwise required by law or by our Articles of Association, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the votes cast at a meeting of which at least fourteen days’ written notice is given. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than 75% of the votes cast at a general meeting of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given, is necessary for certain matters under Singapore law, such as an alteration of our Articles of Association.

Voting Rights

Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is present in person or by proxy at the meeting has one vote. On a poll every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him. A poll may be demanded by any of:

•	the chairman of the meeting (being a person entitled to vote at that meeting);

•	not less than three shareholders present in person or by proxy or by attorney, or in the case of a corporation, by a representative and entitled to vote; or

•	shareholders present in person or by proxy and representing not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at the meeting.

Dividends

In an annual general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any ordinary shares (no such ordinary shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

In a general meeting, our shareholders may, upon the recommendation of the directors, capitalize any reserves or profits and distribute them as bonus shares to the shareholders in proportion to their shareholdings. The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.

Takeovers

With effect from January 1, 2002, the acquisition of our ordinary shares is regulated by the Securities and Futures Act and the Singapore Code on Take-overs and Mergers.

Under the Singapore Code on Take-overs and Mergers, where:

•	any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights of a company, or

•	any person who, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and such person, or any person acting in concert with him, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement.

Subject to certain exceptions, a mandatory offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with him for voting rights of the offeree company during the offer period and within six months prior to its commencement.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Indemnity

As permitted by the laws of Singapore, our Articles of Association provide that, subject to the Singapore Companies Act, our directors and officers will be indemnified by us against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer, director or employee of us and in which judgment is given in their favor (or where the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted, or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by us against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to us.

Limitations on Rights to Hold or Vote Ordinary Shares

Except as discussed above under “Takeovers,” there are no limitations imposed by the laws of Singapore or by our Articles of Association on the right of non-resident shareholders to hold or vote ordinary shares.

Transfer Agent

Our transfer agent is EquiServe Trust Company, N.A., 150 Royall Street, M/S 45-01-07, Canton, Massachusetts 02021, U.S.A.

TAX CONSIDERATIONS

This summary is of a general nature and is included in this prospectus solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular holder of our ordinary shares is made. Prospective holders of our ordinary shares should consult their own tax advisers regarding their particular circumstances and the effects of state, local or foreign, including Singapore, tax laws to which they may be subject.

U.S. Federal Income Tax Considerations

This section describes the material U.S. federal tax consequences relating to the ownership and disposition of our ordinary shares. This description does not provide a complete analysis of all potential tax consequences. The information provided below is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service (or the IRS) published rulings and court decisions, all as currently in effect. These authorities may change, possibly on a retroactive basis, or the IRS might interpret the existing authorities differently. In either case, the tax consequences of owning or disposing the ordinary shares could differ from those described below. We do not intend to obtain a ruling from the IRS with respect to the tax consequences of owning or disposing of the ordinary shares.

This description is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s particular circumstances, or to certain types of investors subject to special treatment under U.S. federal income tax laws (such as financial institutions, real estate investment trusts, regulated investment companies, grantor trusts, insurance companies, pension funds, tax-exempt organizations, expatriates, brokers, dealers or traders in securities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, persons holding the ordinary shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or “integrated” transaction for U.S. federal income tax purposes, persons deemed to sell the ordinary shares under the constructive sale provisions of the Code, persons who hold the ordinary shares through a partnership or other pass through entity, persons subject to the alternative minimum tax provisions of the Code, persons that have a “functional currency” other than the U.S. dollar, or persons who are not U.S. Shareholders (as defined below)). This description applies to persons who will hold the ordinary shares as “capital assets” within the meaning of Section 1221 of the Code. Except as provided below, this description does not consider the effect of any state, local, estate or gift, foreign, or other tax laws that may be applicable to particular investors.

Persons considering the purchase of ordinary shares should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences of U.S. federal estate or gift tax laws, foreign, state, or local tax laws, and tax treaties to their particular situations.

As used herein, the term “U.S. Shareholder” means a beneficial holder of ordinary shares that is (i) a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S. or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if such trust validly elects to be treated as a domestic trust for U.S. federal income tax purposes, or if (a) a court within the U.S. can exercise primary supervision over its administration and (b) one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all of the substantial decisions of such trust.

If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of the ordinary shares that is a partnership and partners in such partnership should consult their individual tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of the ordinary shares.

U.S. Shareholders will upon the sale or exchange of an ordinary share (except in the case of certain reorganizations) recognize gain or loss for U.S. income tax purposes in an amount equal to the difference between the amount realized and the U.S. Shareholder’s adjusted tax basis in such a share. Any gain or loss recognized by a U.S. Shareholder generally will be treated as United States source gain or loss. Such gain or loss will be long-term capital gain or loss if the share has been held for more than one year. Long-term capital gain of non-corporate taxpayers is taxed at lower rates than those applicable to ordinary income. The deductibility of capital loss is subject to certain limitations. If a U.S. Shareholder receives any currency other than U.S. dollars on the sale or exchange of a share, such U.S. Shareholder may recognize ordinary income or loss as a result of currency fluctuations between the date of such sale and the date such sale proceeds are converted into U.S. dollars.

U.S. Shareholders will be required to report as ordinary income for U.S. income tax purposes the amount of any distribution received with respect to the ordinary shares to the extent such distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid on the ordinary shares will be treated as income from sources outside the United States and will generally constitute “passive income” or, in the case of certain U.S. Holders, “financial services income.” If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital reducing the U.S. Shareholder’s tax basis in the U.S. Shareholder’s stock. Any remaining excess will be treated as capital gain. Consequently, such distributions in excess of our current and accumulated earnings and profits would generally not give rise to foreign source income. If the U.S. Shareholder is a U.S. corporation, it generally could be able to claim a deduction equal to a portion of any dividends received. With respect to non-corporate holders, certain dividends received before January 1, 2009 from a qualified foreign corporation may be subject to reduced rates of taxation. (Congress is considering legislation that would extend the time for which such reduced rate of taxation on dividends applies. There can be no assurance as to whether such extension would be enacted or if enacted, how long such extension would apply). A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradeable on an established securities market in the United States. U.S. Treasury Department guidance indicates that our ordinary shares (which are listed on the Nasdaq National Market) are readily tradeable on an established securities market in the United States. Thus, we believe that dividends that we pay on our ordinary shares currently meet the conditions required for these reduced tax rates. There can be no assurance that our ordinary shares will be considered readily tradeable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. non-corporate holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

If over 50.0% of our stock (by vote or value) were owned by U.S. Shareholders who individually hold 10.0% or more of our voting stock (applying certain rules of attribution), such U.S. Shareholders potentially would be required to include in income a portion or all of their pro rata share of our earnings and profits and the earnings and profits of our non-U.S. subsidiaries. As of the date of this prospectus, we do not believe that we are a controlled foreign corporation.

If the shareholding tests discussed in the immediately preceding paragraph are not satisfied and 50.0% or more of our assets during a taxable year produced or were held for the production of passive income, as defined in Section 1297(b) of the Code (e.g., certain forms of dividends, interest and royalties) or 75.0% or more of our gross income for a taxable year was passive income as defined in Section 1297(b) of the Code, adverse U.S. tax consequences could result to U.S. Shareholders. The tests under Section 1297 generally look through subsidiaries for purposes of determining passive income and assets. As of September 30, 2005, we do not believe that either the asset test or income test described in the immediately preceding sentence was satisfied and thus we believe, based on our current operations and assets, that we should not be classified a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes although there can be no assurance in this regard. However, the determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition or changes in governing law. Non-corporate U.S. Shareholders will not be eligible for the reduced rates of taxation on any dividends received from us (discussed above), if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

In general, information reporting requirements will apply to dividends paid in respect of ordinary shares or the proceeds received on the sale, exchange or redemption of ordinary shares within the United States (and in certain cases, outside the United States) by U.S. Shareholders other than certain exempt recipients (such as corporations). A backup withholding tax may apply to such payments if the U.S. Shareholder fails to provide an accurate taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Shareholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Singapore Tax Considerations

This summary of Singapore tax and U.S. federal income and estate tax considerations is based on current law, which is subject to change, possibly on a retroactive basis, and is provided for general information. These discussions do not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, U.S. shareholders who actually or constructively own 10% or more of the total combined voting power of all of our outstanding shares, regulated investment companies, partnerships or other pass through entities or investors in such entities, financial institutions or broker-dealers, expatriates and shareholders that are not U.S. shareholders subject to special treatment under the U.S. federal income tax laws). Shareholders should consult their own tax advisors regarding the particular tax consequences to such shareholders of any investment in our ordinary shares.

Income Taxation Under Singapore Law

Under current provisions of the Income Tax Act, Chapter 134 of Singapore, corporate profits are taxed at a rate equal to 20% with effect from the year of assessment 2005. In addition, 75% of up to the first S$10,000, and 50% of up to the next S$90,000 of a company’s chargeable income (other than Singapore dividends received by the company) will be exempt from corporate tax.

Singapore does not impose withholding tax on dividends. Prior to January 1, 2003, Singapore applied a full imputation system to all dividends (other than exempt dividends) paid by a Singapore resident company. With effect from January 1, 2003, tax on corporate profits is final and dividends paid by a Singapore resident company will be tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore resident. However, if the resident company was previously under the imputation system and has unutilized dividend franking credits as at December 31, 2002, there will be a 5-year transition period from January 1, 2003 to December 31, 2007, during which a company may remain on the imputation system. Dividends declared by non-resident companies are not subject to the imputation system.

Under current Singapore tax law there is no tax on capital gains, and, thus, any profits from the disposal of shares are not taxable in Singapore unless the gains arising from the disposal of ordinary shares is construed to be of an income nature and subject to tax, especially if they arise from activities which Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore (in which case, the disposal profits would be taxable as trade profits rather than capital gains).

There is no stamp duty payable in respect of the holding of ordinary shares. No duty is payable on the acquisition of new ordinary shares. Where existing shares are acquired in Singapore, stamp duty is payable on the instrument of transfer of the ordinary shares at the rate of S$2 for every S$1,000 of the market value of the ordinary shares. The stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore, stamp duty must be paid if the instrument of transfer is received in Singapore. Under Article 22(iii) of our Articles of Association, our directors are authorized to refuse to register a transfer unless the instrument of transfer has been duly stamped.

Estate Taxation

In the case of an individual who is not domiciled in Singapore and who died before January 1, 2002, a Singapore estate tax is imposed on the value of all movable and immovable properties situated in Singapore. Our ordinary shares are considered to be movable property situated in Singapore. Thus, an individual shareholder who is not domiciled in Singapore at the time of his or her death before January 1, 2002 will be subject to Singapore estate tax on the value of any such ordinary shares held by the individual upon the individual’s death. Such a shareholder will be required to pay Singapore estate tax to the extent that the value of the ordinary shares (or in aggregate with any other assets subject to Singapore estate tax) exceeds S$600,000. Any such excess will be taxed at a rate equal to 5% on the first S$12,000,000 of the individual’s Singapore chargeable assets and thereafter at a rate equal to 10%. If an individual who is not domiciled in Singapore dies on or after January 1, 2002, no estate duty is payable on his moveable property in Singapore.

An individual shareholder who is a U.S. citizen or resident (for U.S. estate tax purposes) also will have the value of the ordinary shares included in the individual’s gross estate for U.S. estate tax purposes. An individual shareholder generally will be entitled to a tax credit against the shareholder’s U.S. estate tax to the extent the individual shareholder actually pays Singapore estate tax on the value of the ordinary shares; however, such tax credit is generally limited to the percentage of the U.S. estate tax attributable to the inclusion of the value of the ordinary shares included in the shareholder’s gross estate for U.S. estate tax purposes, adjusted further by a pro rata apportionment of available exemptions. Such U.S. estate tax is to be repealed in 2010 and then reinstated in 2011. Individuals should consult their own tax advisors regarding the Singapore and U.S. estate tax consequences of their investment.

Tax Treaties Regarding Withholding Taxes

There is no reciprocal income tax treaty between the United States and Singapore regarding withholding taxes on dividends and capital gains.

LEGAL MATTERS

The validity of the ordinary shares offered under this prospectus will be passed upon on our behalf by Allen & Gledhill, our Singapore legal advisors.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule, and management’s assessment of the effectiveness of our internal control over financial reporting incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information incorporated by reference from our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005 and September 30, 2005, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005 and September 30, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, statements and other information filed by us can be inspected and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for more information on the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, statements and other information regarding registrants that file electronically. You may also obtain additional information about us from our website, which is located at www.flextronics.com. Our website provides access to filings made by us through the SEC’s EDGAR filing system, including our annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K, respectively, and ownership reports filed on Forms 3, 4 and 5 after December 16, 2002 by our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). You may request a copy of this information at no cost, by writing or telephoning us at:

Flextronics International Ltd.

2090 Fortune Drive

San Jose, California 95131

Attention: Investor Relations

Telephone: (408) 576-7722

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information as well as other information in this prospectus.

We incorporate by reference the documents or information listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules and regulations):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2005;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005 and September 30, 2005;

•	our Current Reports on Form 8-K filed on July 13, 2005, October 20, 2005 and October 28, 2005, and our Current Reports on Form 8-K/A filed on June 21, 2005, October 24, 2005, November 4, 2005 and December 1, 2005; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A dated January 31, 1994.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling shareholders. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$2,120.27
Legal fees and expenses	20,000.00
Accounting fees and expenses	5,000.00
Miscellaneous expenses	5,000.00

Total	$32,120.27

Item 15.	Indemnification of Directors and Officers.

Article 155 of the Registrant’s Articles of Association provides that, subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, every director or other officer shall be entitled to be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor; or where the proceedings are otherwise disposed of without a finding or admission of any material breach of duty; or in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.

In addition, no director, manager or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

Section 172 of the Singapore Companies Act prohibits a company from indemnifying its directors or officers against liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court.

The Registrant has entered into indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. The Registrant has also obtained a policy of directors’ and officers’ liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

Item 16	Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
3.01	Memorandum and New Articles of Association of the Registrant	10-Q	000-23354	02-09-01	3.1

4.01	Registration Rights Agreement, dated as of December 7, 2005, between the Registrant, Morgenthaler Venture Partners V, L.P., and Morgenthaler Partners VII, L.P.					X

5.01	Opinion of Allen & Gledhill					X

15.01	Letter in lieu of consent of Deloitte & Touche LLP, dated December 7, 2005, regarding unaudited interim financial information					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Independent Registered Public Accounting Firm					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)					X

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule-430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 9th day of December, 2005.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ MICHAEL E. MARKS
Name:	Michael E. Marks
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Thomas J. Smach and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MICHAEL E. MARKS Michael E. Marks	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2005

/s/ THOMAS J. SMACH Thomas J. Smach	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2005

/s/ RICHARD L. SHARP Richard L. Sharp	Chairman of the Board	December 9, 2005

/s/ H. RAYMOND BINGHAM H. Raymond Bingham	Director	December 9, 2005

/s/ JAMES A. DAVIDSON James A. Davidson	Director	December 9, 2005

/s/ MICHAEL MCNAMARA Michael McNamara	Director	December 9, 2005

/s/ AJAY SHAH Ajay Shah	Director	December 9, 2005

/s/ LIP-BU TAN Lip-Bu Tan	Director	December 9, 2005

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
3.01	Memorandum and New Articles of Association of the Registrant	10-Q	000-23354	02-09-01	3.1

4.01	Registration Rights Agreement, dated as of December 7, 2005, between the Registrant, Morgenthaler Venture Partners V, L.P., and Morgenthaler Partners VII, L.P.					X

5.01	Opinion of Allen & Gledhill					X

15.01	Letter in lieu of consent of Deloitte & Touche LLP, dated December 7, 2005, regarding unaudited interim financial information					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Independent Registered Public Accounting Firm					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)					X